Exhibit 5.1

ATTORNEYS AT LAW 4401 Eastgate Mall San Diego, CA 92121-1909 Main 858 550-6000 Fax 858 550-6420 www.cooley.com	Broomfield, CO 720 566-4000 Palo Alto, CA 650 843-5000 Reston, VA 703 456-8000 San Francisco, CA 415 693-2000 Washington, DC 202 842-7800

L. KAY CHANDLER (858) 550-6014 kchandler@cooley.com

August 9, 2006

Vical Incorporated

10390 Pacific Center Court

San Diego, CA 92121

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the offering by VICAL INCORPORATED, a Delaware corporation (the “Company”), of an aggregate of 2,050,279 shares of the Company’s common stock, par value $0.01 (the “Shares”), pursuant to Registration Statements on Form S-3, including (i) 1,852,473 shares pursuant to Registration Statement No. 333-107986 and (ii) 197,806 shares pursuant to Registration Statement No. 333-131307 (the “Registration Statements”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the prospectus included within each of the Registration Statements (collectively, the “Base Prospectus”), and the supplemented forms of prospectus relating to the Shares dated August 8, 2006 and filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (collectively, the “Prospectus Supplement”). (The Base Prospectus and Prospectus Supplement are collectively referred to as the “Prospectus.”) All of the Shares are to be sold by the Company as described in the Registration Statements and Prospectus.

In connection with this opinion, we have examined and relied upon the Registration Statements, the Prospectus, the Company’s Restated Certificate of Incorporation, as amended, its Amended and Restated Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold in accordance with the Registration Statements and Prospectus, will be validly issued, fully paid and nonassessable.

Vical Incorporated

August 9, 2006

Page Two

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statements.

Very truly yours, Cooley Godward LLP

By:	/s/ L. Kay Chandler
L. Kay Chandler